Exhibit 99

Contact:	Randall Oliver (media)
(323) 869-7607
randall.oliver@smartandfinal.com

Richard Phegley (investors)
(323) 869-7779
rick.phegley@smartandfinal.com

SMART & FINAL APPOINTS JEAN-BRICE HERNU

TO BOARD OF DIRECTORS

LOS ANGELES, February 17, 2004 – Smart & Final Inc. (NYSE – SMF) today announced it has appointed Jean-Brice Hernu to its board of directors, effective immediately. Hernu, 50, will complete the unexpired term of Antoine Guichard, 77, who has retired from active service on the board and has been named director emeritus.

Hernu is deputy managing director for Casino Guichard-Perrachon (Groupe Casino), a multi-format international retailer and 58.8 percent shareholder in Smart & Final. Hernu currently oversees Groupe Casino’s supermarkets in France and the Netherlands, and additionally supervises Groupe Casino’s restaurant business.

Prior to joining Groupe Casino in 1997, Hernu served as the general manager of the ATAC supermarkets division of Auchan Group, with responsibility for 330 supermarkets in the French market.

Founded in 1871 in downtown Los Angeles, Smart & Final Inc. currently operates 230 non-membership warehouse stores for food and foodservice supplies in California, Oregon, Washington, Arizona, Nevada, Idaho and northern Mexico. For more information, visit the company’s website at www.smartandfinal.com.

###